                                                                     EXHIBIT 7.8

                           AGREEMENT OF JOINT FILING

     Gerald R. Forsythe, Indeck Power Equipment Company and Indeck Energy Services, Inc. hereby agree that the Amendment No. 6 to the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.

Dated:  November 6, 1998


                                               /s/ Gerald R. Forsythe
                                      -----------------------------------------
                                      Gerald R. Forsythe


                                      INDECK POWER EQUIPMENT COMPANY



                                      By:      /s/ Gerald R. Forsythe
                                          -------------------------------------
                                           Gerald R. Forsythe, Chairman and CEO


                                      INDECK ENERGY SERVICES, INC.



                                      By:      /s/ Gerald R. Forsythe
                                          -------------------------------------
                                           Gerald R. Forsythe, Chairman and CEO

                                       6